Exhibit 23.1
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                     CONSENT OF INDEPENDENT PUBLIC AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-4 of Sovereign Bancorp, Inc. for the registration of 31,480,500 shares, of our report dated March 11, 1999 with respect to the consolidated financial statements of Sovereign Bancorp, Inc. included in its Annual Report on Form 10-K dated March 18, 1999, filed with the Securities and Exchange Commission and incorporated by reference in this Registration Statement.

     We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ Ernst & Young
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Philadelphia, Pennsylvania
May 25, 1999